FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                          LEVEL 3 COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

Delaware                                                              47-0210602
(State of incorporation)                                        (I.R.S. Employer
                                                             Identification No.)
3555 Farnam Street
Omaha, Nebraska                                                            68131
(Address of principal                                                 (Zip code)
 executive offices)

                       LEVEL 3 COMMUNICATIONS, INC./GEONET
                                   STOCK PLAN
                            (Full title of the plan)

                             Thomas C. Stortz, Esq.
                          Level 3 Communications, Inc.
                               3555 Farnam Street
                              Omaha, Nebraska 68131
                                 (402) 536-3613
                       (Name, address and telephone number
                              of agent for service)




                                                    Calculation of Registration Fee

                                                    Proposed Maximum       Proposed Maximum
 Title of Securities to       Amount to be         Offering Price Per     Aggregate Offering          Amount of
     be Registered            Registered1               Share2                  Price3             Registration Fee
------------------------     --------------        -------------------    -------------------      -----------------
Common Stock, par value
$.01 per share ("Common
Stock")                             85,783          $0.897 to $34.686            $141,775.76                 $39.41



1 Represents the shares of Common Stock issuable pursuant to the Level 3 Communications, Inc./GeoNet Stock Plan (the "Plan"), to holders of options to acquire common stock of GeoNet Communications, Inc., which was acquired by the Company on September 30, 1998. Each share of Common Stock includes a right to purchase certain shares of Preferred Stock which, prior to the occurrence of certain events, will not be exercisable or evidenced separately from the Common Stock.

2    Calculated pursuant to Rule 457(h) under the Act.

3    Calculated pursuant to Rule 457(h) under the Act.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Items 1 and 2.

     The information furnished to participants is not required to be filed with this registration statement.
                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Certain Documents by Reference

     The following documents filed with the Securities and Exchange Commission by the Company are incorporated by reference in this registration statement:

     (a) The Company's annual report on Form 10-K for the fiscal year ended December 27, 1997, as amended by Form 10-K/A amendments filed April 23, 1998 and April 27, 1998.

     (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 28, 1997.

     (c) Registration Statements on Forms 8-A/A filed March 31, 1998 and June 10, 1998.

All documents filed hereafter by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.


Item 4.  Description of Securities

         Inapplicable.


Item 5.  Interests of Named Experts and Counsel

         Inapplicable.


Item 6.  Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporation Law permits a corporation to indemnify its officers and directors to the extent provided in that statute. The Company's Certificate of Incorporation and By-laws contain provisions intended to indemnify officers and directors against liability to the fullest extent permitted by applicable law. The Delaware General Corporation Law empowers the Company to maintain insurance on behalf of officers and directors against liabilities incurred while acting in such capacities. The Company maintains such insurance.


Item 7.  Exemption from Registration Claimed

         Inapplicable.


Item 8.  Exhibits

     Exhibits filed as a part of this Registration Statement are listed below. Exhibits incorporated by reference are indicated in parentheses.

Exhibit
No.  Description

4.1 Restated Certificate of Incorporation (Exhibit 3.1 to the Company's Report on Form 8-A dated March 31, 1998).

4.2  By-laws (Exhibit 3.4 to the Report on Form 8-A dated March 31, 1998).

5 Opinion of Neil J. Eckstein, with respect to legality of securities being registered.

23.1 Consent of PricewaterhouseCoopers LLP.

23.2 Consent of PricewaterhouseCoopers LLP.

23.3 Consent of Counsel (included in Exhibit 5).

24   Power  of  Attorney  (set  forth  in  signature  page to this  Registration
     Statement).


Item 9.  Undertakings

(a)  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

                           (i)      to  include   any   prospectus  required  by
                           Section 10(a)(3) of the Securities Act;

                           (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered, and the offering of such securities at that time shall be deemed to be the initial bona fide offering.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

         Each of the undersigned officers and directors of the Company hereby severally constitutes and appoints Thomas Stortz, Matthew J. Johnson and Neil J. Eckstein, and each of them, their true and lawful attorneys-in-fact for the undersigned, in any and all capacities, each with full power of substitution, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same with exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact, or any of them, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska on the 4th day of December, 1998.

                                               LEVEL 3 COMMUNICATIONS, INC.

                                               By:      /s/ James Q. Crowe
                                                            James Q. Crowe
                                                            President

         Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities indicated as of the 4th day of December, 1998.


/s/ James Q. Crowe                       President and Director
    James Q. Crowe                       (Principal Executive Officer)


/s/ R. Douglas Bradbury                  Executive Vice President
    R. Douglas Bradbury                  and Director
                                         (Principal Financial Officer)

/s/ Eric J. Mortensen                    Controller
    Eric J. Mortensen                    (Principal Accounting Officer)


/s/ Walter Scott, Jr.                    Chairman of the Board
    Walter Scott, Jr.


/s/ William L. Grewcock
    William L. Grewcock, Director        Charles M. Harper, Director


/s/ Richard R. Jaros                     /s/ Robert E. Julian
    Richard R. Jaros, Director           Robert E. Julian, Director


/s/ David C. McCourt
    David C. McCourt, Director           Kenneth E. Stinson, Director


/s/ Michael B. Yanney
    Michael B. Yanney, Director

                          LEVEL 3 COMMUNICATIONS, INC.

                                INDEX TO EXHIBITS



Exhibit
No.  Description of Exhibit

4.1 Restated Certificate of Incorporation (Exhibit 3.1 to the Company's Report on Form 8-A dated March 31, 1998).

4.2  By-laws (Exhibit 3.4 to the Report on Form 8-A dated March 31, 1998).

5 Opinion of Neil J. Eckstein, with respect to legality of securities being registered.

23.1 Consent of PricewaterhouseCoopers LLP.

23.2 Consent of PricewaterhouseCoopers LLP.

23.3 Consent of Counsel (included in Exhibit 5).

24   Power  of  Attorney  (set  forth  in  signature  page to this  Registration
     Statement).